Exhibit 5.1

[Kaplan, Strangis and Kaplan, P.A. Letterhead]

December 21, 2009

TCF Financial Corporation

200 Lake Street East

Wayzata, MN  55391-1693

Re:	TCF Financial Corporation Registration Statement on Form S-3 (Registration No. 333-156068) Warrants to Purchase Common Stock of TCF Financial Corporation

Ladies and Gentlemen:

We have examined (i) the Registration Statement on Form S-3 (Registration No. 333-156068) filed by TCF Financial Corporation (the “Company”) on December 11, 2008 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of the Company’s preferred stock, common stock, warrants and units (the “Registration Statement”); (ii) the prospectus dated December 11, 2008 that is part of the Registration Statement, together with the documents incorporated therein by reference; (iii) the preliminary prospectus supplement dated December 14, 2009, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on the same date; and (iv) the final prospectus supplement dated December 15, 2009, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on December 16, 2009 in connection with the offering and sale by the United States Department of the Treasury of 3,199,988 warrants (the “Warrants”) of the Company, representing the right to purchase an aggregate of 3,199,988 shares of the Company’s common stock, $.01 par value per share (the “Warrant Shares”).

In rendering the opinions expressed below, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto; the Amended and Restated Bylaws of the Company and all amendments thereto; resolutions adopted at meetings of the Board of Directors of the Company; and such other documents, corporate records and instruments as we have deemed necessary or advisable for the purpose of this opinion.

In our examination of the foregoing documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.  As to any matters of fact, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that the Warrants are legal, valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor’s rights and to general equity principles, and that when issued, delivered to and paid for by the exercising holder of the Warrants in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America.  With respect to matters of New York law, we have relied upon the opinion, dated the date hereof, of Sullivan & Cromwell LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion.  Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts in existence on the date of this letter.  We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/Kaplan, Strangis and Kaplan, P.A.